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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-128147) on Form S-8 of International Bancshares Corporation of our reports dated March 1, 2010, relating to our audits of the consolidated financial statements and internal control over financial reporting, which reports are incorporated by reference and included in the December 31, 2009 annual report on Form 10-K of International Bancshares Corporation.

/s/ McGladrey & Pullen, LLP

Dallas, Texas
March 1, 2010

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM